Exhibit 99.1

WhiteFiber Announces Pricing of Upsized Initial Public Offering

NEW YORK, August 6, 2025 /PRNewswire/ — WhiteFiber, Inc. (“WhiteFiber” or the “Company”), today announced the pricing of its upsized initial public offering of 9,375,000 ordinary shares at a public offering price of $17.00 per share. In connection with the offering, WhiteFiber has granted the underwriters a 30-day option to purchase up to an additional 1,406,250 ordinary shares at the initial public offering price, less underwriting discounts and commissions.

The ordinary shares are expected to begin trading on The Nasdaq Capital Market on August 7, 2025 under the symbol “WYFI.”

The closing of the offering is expected to occur on August 8, 2025, subject to the satisfaction of customary closing conditions.

B. Riley Securities and Needham & Company are acting as the joint book-running managers for the offering. Macquarie Capital is also acting as a book-runner for the offering. Roth Capital Partners is acting as lead manager for the offering. Craig-Hallum and Clear Street are acting as co-managers for the offering.

A registration statement relating to these securities has been filed with the SEC and was declared effective on August 6, 2025. The offering is being made solely by means of a prospectus. Copies of the final prospectus, when available, may be obtained from: B. Riley Securities, 1300 17th Street North, Suite 1300, Arlington, VA 22209, Attention: Prospectus Department, by telephone at (703) 312-9580 or by email at prospectuses@brileysecurities.com; or from: Needham & Company, LLC, 250 Park Avenue, 10th Floor, New York, NY 10177, Attn: Prospectus Department, prospectus@needhamco.com or by telephone at (800) 903-3268.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About WhiteFiber

WhiteFiber is a provider of artificial intelligence (“AI”) infrastructure solutions. WhiteFiber owns high-performance computing data centers and provides cloud services to customers. Our vertically integrated model combines specialized colocation, hosting, and cloud services engineered to maximize performance, efficiency, and margin for generative AI workloads. In connection with this offering, WhiteFiber is being carved out of Bit Digital, Inc. and will operate as a separate public company upon the completion of this offering.

Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements. All statements, other than statements of historical fact, included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “intends,” “expects,” or similar expressions, involving known and unknown risks and uncertainties. These forward-looking statements may be included throughout this press release, and include, but are not limited to, statements relating to the expected timing for trading of the Company’s ordinary shares on The Nasdaq Capital Market and the expected timing for the closing of the offering. By their nature, forward-looking statements are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investing in our securities involves a high degree of risk. Any forward-looking statement in this press release speaks only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact:

IR@whitefiber.com